IBDO       BDO Seldman, LLP                  1129 20th Street, N.W., Suite 500
----       Accountants and Consultants       Washington, D.C.  20036
                                             Telephone: (202)496-1700
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January 14, 1997



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20545

                     RE:      U.S. LAN Systems Corporation
                              Commission File No. 0-22476

Gentlemen:

We have read, and agree with, the description of the lack of disagreements and other comments attributed to BDO Seidman, LLP set forth in Item 4 of Form 8-K dated January 14, 1997 of U.S. LAN Systems Corporation.

                                Very truly yours,


                              /s/ BDO Seidman, LLP